                                                                     EXHIBIT 4.3

================================================================================

                                 TRUST AGREEMENT

                                     between

                      SEQUOIA MORTGAGE FUNDING CORPORATION
                                    Depositor

                                       and

                            WILMINGTON TRUST COMPANY
                                  Owner Trustee

                            Dated as of June 1, 2004

                           SEQUOIA HELOC TRUST 2004-1
                     HELOC ASSET-BACKED NOTES, SERIES 2004-1

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page
ARTICLE I Definitions ......................................................................................       1

      SECTION 1.1.             Defined Terms................................................................       1
      SECTION 1.2.             Other Definitional Provisions................................................       2
      SECTION 1.3.             Action by or Consent of Noteholders and Residual Certificateholders..........       3

ARTICLE II Organization ....................................................................................       3

      SECTION 2.1.             Name.........................................................................       3
      SECTION 2.2.             Office.......................................................................       3
      SECTION 2.3.             Purposes and Powers..........................................................       4
      SECTION 2.4.             Appointment of Owner Trustee.................................................       4
      SECTION 2.5.             Initial Capital Contribution of Trust Estate; Capital Accounts...............       4
      SECTION 2.6.             Declaration of Trust.........................................................       5
      SECTION 2.7.             Liability....................................................................       5
      SECTION 2.8.             Title to Trust Property......................................................       5
      SECTION 2.9.             Situs of Trust...............................................................       6
      SECTION 2.10.            Representations and Warranties of the Depositor..............................       6
      SECTION 2.11.            Federal Income Tax Allocations...............................................       7
      SECTION 2.12.            Covenants of the Depositor...................................................       8
      SECTION 2.13.            Covenants of the Residual Certificateholders.................................       9

ARTICLE III [Reserved] .....................................................................................      10

ARTICLE IV Ownership of Trust Property; Residual Certificates and Transfer of Interests.....................      10

      SECTION 4.1.             Trust Property Ownership.....................................................      10
      SECTION 4.2.             The Residual Certificates....................................................      10
      SECTION 4.3.             Issuance and Authentication of Residual Certificates.........................      10
      SECTION 4.4.             Registration of Transfer and Exchange of Residual Certificates...............      11
      SECTION 4.5.             Mutilated, Destroyed, Lost or Stolen Residual Certificates...................      12
      SECTION 4.6.             Persons Deemed Residual Certificateholders...................................      12
      SECTION 4.7.             Access to List of Residual Certificateholders' Names and Addresses...........      12
      SECTION 4.8.             Maintenance of Office or Agency..............................................      13
      SECTION 4.9.             ERISA Restrictions...........................................................      13
      SECTION 4.10.            Restrictions on Transfer of Residual Certificates............................      13
      SECTION 4.11.            Distributions on Residual Certificates.......................................      15
      SECTION 4.12.            Class C Interest.............................................................      16

ARTICLE V Voting Rights and Other Actions...................................................................      16

      SECTION 5.1.             Prior Notice with Respect to Certain Matters.................................      16

      SECTION 5.2.             Action by Residual Certificateholders with Respect to Certain Matters........      17
      SECTION 5.3.             Action with Respect to Bankruptcy............................................      17
      SECTION 5.4.             Restrictions on Residual Certificateholders' Power...........................      18
      SECTION 5.5.             Majority Control.............................................................      19
      SECTION 5.6.             Rights of the Insurer........................................................      19
      SECTION 5.7.             [Reserved]...................................................................      19
      SECTION 5.8.             Insurer's Rights Regarding Actions, Proceedings or Investigations............      19

ARTICLE VI Certain Duties...................................................................................      20

      SECTION 6.1.             Accounting and Records to the Noteholders, Residual Certificateholders,
                               the Internal Revenue Service and Others .....................................      20

      SECTION 6.2.             Signature on Returns; Tax Matters Partner....................................      21
      SECTION 6.3.             Underwriting Agreement.......................................................      21

ARTICLE VII Authority and Duties of Owner Trustee...........................................................      21

      SECTION 7.1.             General Authority............................................................      21
      SECTION 7.2.             General Duties...............................................................      22
      SECTION 7.3.             Action upon Instruction......................................................      22
      SECTION 7.4.             No Duties Except as Specified in this Agreement or in Instructions...........      23
      SECTION 7.5.             No Action Except under Specified Documents or Instructions...................      23
      SECTION 7.6.             Restrictions.................................................................      23

ARTICLE VIII Concerning the Owner Trustee...................................................................      24

      SECTION 8.1.             Acceptance of Trust and Duties...............................................      24
      SECTION 8.2.             Furnishing of Documents......................................................      25
      SECTION 8.3.             Representations and Warranties...............................................      26
      SECTION 8.4.             Reliance; Advice of Counsel..................................................      26
      SECTION 8.5.             Not Acting in Individual Capacity............................................      27
      SECTION 8.6.             Owner Trustee Not Liable for Notes, Residual Certificates or Mortgage Loans..      27
      SECTION 8.7.             Owner Trustee May Own Notes and Residual Certificates........................      27
      SECTION 8.8.             Payments from Owner Trust Estate.............................................      28
      SECTION 8.9.             Doing Business in Other Jurisdictions........................................      28

ARTICLE IX Compensation of Owner Trustee....................................................................      28

      SECTION 9.1.             Owner Trustee's Fees and Expenses............................................      28
      SECTION 9.2.             Indemnification..............................................................      28
      SECTION 9.3.             Payments to the Owner Trustee................................................      29
      SECTION 9.4.             Non-recourse Obligations.....................................................      29

ARTICLE X Termination of Trust Agreement....................................................................      29

      SECTION 10.1.            Termination of Trust Agreement...............................................      29

ARTICLE XI Successor Owner Trustees and Additional Owner Trustees...........................................      31

      SECTION 11.1.            Eligibility Requirements for Owner Trustee...................................      31
      SECTION 11.2.            Resignation or Removal of Owner Trustee......................................      31
      SECTION 11.3.            Successor Owner Trustee......................................................      32
      SECTION 11.4.            Merger or Consolidation of Owner Trustee.....................................      32
      SECTION 11.5.            Appointment of Co-Owner Trustee or Separate Owner Trustee....................      33

ARTICLE XII Miscellaneous...................................................................................      34

      SECTION 12.1.            Supplements and Amendments...................................................      34
      SECTION 12.2.            No Legal Title to Owner Trust Estate in Residual Certificateholders..........      35
      SECTION 12.3.            Limitations on Rights of Others..............................................      35
      SECTION 12.4.            Notices......................................................................      35
      SECTION 12.5.            Severability.................................................................      36
      SECTION 12.6.            Separate Counterparts........................................................      36
      SECTION 12.7.            Assignments; Insurer.........................................................      36
      SECTION 12.8.            No Petition..................................................................      36
      SECTION 12.9.            No Recourse..................................................................      37
      SECTION 12.10.           Headings.....................................................................      37
      SECTION 12.11.           GOVERNING LAW................................................................      37
      SECTION 12.12.           Depositor....................................................................      37
      SECTION 12.13.           Customer Identification......................................................      38

EXHIBITS

Exhibit A  Form of Residual Certificate
Exhibit B  Form of Certificate of Trust
Exhibit C  Form of Transfer Certificate

            TRUST AGREEMENT dated as of June 1, 2004 (the "Agreement") between SEQUOIA MORTGAGE FUNDING CORPORATION, a Delaware corporation (the "Depositor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (in such capacity and not in its individual capacity, the "Owner Trustee").

                                    ARTICLE I

                                   Definitions

            SECTION 1.1. Defined Terms. For the purposes of this Agreement, the following terms shall have the meanings set forth below. All other capitalized terms used herein but not defined shall have the meanings set forth in Annex A to the Indenture dated as of June 1, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

            "Affiliate" shall mean with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or owns, directly or indirectly, 50% or more of, the Person specified.

            "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

            "Benefit Plan" shall have the meaning assigned to such term in
Section 4.9.

            "Class" shall mean either the Class O or Class L Certificates as the context requires.

            "Class C Interest" shall have the meaning assigned to such term in
Section 4.12.

            "Class L Certificates" shall mean the Class of Residual Certificate denominated as Class L.

            "Class O Certificates" shall mean the Class of Residual Certificate denominated as Class O.

            "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

            "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 4.4, respectively.

            "Definitive Residual Certificates" shall mean Residual Certificates issued in certificated, fully registered form.

            "Expenses" shall have the meaning assigned to such term in Section 9.2.

            "Indemnified Parties" shall have the meaning assigned to such term in Section 9.2.

            "Instructing Party" shall have the meaning assigned to such term in
Section 7.3.

            "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Collection Account and the Distribution Account and all other property of the Trust from time to time, including any rights of the Issuer pursuant to the Sale and Servicing Agreement or in respect of the Acknowledgments.

            "Percentage Interest" shall mean the percentage set forth on the face of a Residual Certificate, representing its interest in the related Class.

            "Proposer" shall have the meaning ascribed to it in Section 5.2 herein.

            "Record Date" shall mean, with respect to each Payment Date, the close of business on the Business Day preceding such Payment Date.

            "Residual Certificates" shall mean the Class L Certificates and the Class O Certificates evidencing, in the aggregate, the beneficial ownership interest of the equity in the Trust, issued as Definitive Residual Certificates and substantially in the form of Exhibit A attached hereto.

            "Residual Certificateholder," "Certificateholder" or "Holder" shall mean the Person in whose name a Residual Certificate is registered on the Certificate Register.

            "Secretary of State" shall mean the Secretary of State of the State of Delaware.

            "Security Majority" shall mean a majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by principal amount of the Residual Certificateholders thereafter.

            "Similar Law" shall have the meaning ascribed to it in Section 4.9 herein.

            "Statutory Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. as the same may be amended from time to time.

            "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            SECTION 1.2. Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

            (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            SECTION 1.3. Action by or Consent of Noteholders and Residual Certificateholders.

            (a) Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Residual Certificateholders, such provision shall be deemed to refer to the Noteholders or Residual Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Residual Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Owner Trustee is entitled to rely upon any such action or consent, only Notes which a Responsible Officer of the Owner Trustee actually knows to be so owned shall be so disregarded.

                                   ARTICLE II

                                  Organization

            SECTION 2.1. Name. There is hereby and upon the filing of the Certificate of Trust with the Secretary of State formed a trust to be known as "Sequoia HELOC Trust 2004-1", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

            SECTION 2.2. Office. The office of the Trust shall be in the care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Residual
Certificateholders, the Insurer and the Depositor.

            SECTION 2.3. Purposes and Powers.

      The purpose of the Trust is, and the Trust (and the Owner Trustee on behalf of the Trust) shall have the power and authority, to engage in the following activities:

            (i) to issue the Notes pursuant to the Indenture and the Residual Certificates pursuant to this Agreement, and to sell the Notes and Residual Certificates;

            (ii) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate to the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer and to hold, manage and distribute to the Residual Certificateholders pursuant to the terms hereof and of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

            (iii) with the proceeds of the sale of the Notes, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

            (iv) to enter into, execute, deliver and perform its obligations under the Basic Documents to which it is a party;

            (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

            (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Residual Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

            SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints Wilmington Trust Company as the Owner Trustee of the Trust effective as of the Closing Date, to have all the rights, powers and duties set forth herein and Wilmington Trust Company hereby accepts such appointment.

            SECTION 2.5. Initial Capital Contribution of Trust Estate; Capital Accounts.

            (a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1 in exchange for which the Owner Trustee shall issue to the Depositor the Class O Certificate. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate evidenced by the Class O Certificate and shall be deposited in the Distribution Account. On the Closing Date, the Owner Trustee will also, upon receipt thereof, acknowledge on behalf of the Trust receipt of the Mortgage Loans pursuant to the Sale and Servicing Agreement. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor's payment of such amounts will not increase the Class Principal Balance of the Class O Certificates.

            (b) The Trust will create and maintain capital accounts for the Class O Certificateholders and Class L Certificateholders, reflecting therein all contributions by such holders and allocations of income and loss and withdrawals and distributions. The initial capital account for the Class L Certificateholders shall reflect capital of zero upon issuance and for the Class O Certificateholders shall reflect capital of $1 upon issuance. In addition, if the Class C Interest is characterized as an equity interest in the Trust, the Trust will create and maintain a capital account for the holder of the Class C Interest (which shall reflect capital of zero upon issuance). The Indenture Trustee shall perform the obligations of the Trust in this Section 2.5(b) pursuant to Section 6.23 of the Indenture. Under no circumstances shall the Owner Trustee have any responsibility to perform the foregoing obligations, nor shall the Owner Trustee have any duty or responsibility to supervise the Indenture Trustee in the performance thereof.

            SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Residual Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership in which the holders of the Class L Certificates and the holders of the Class O Certificates (and, to the extent that the Class C Interest is characterized as an equity interest in the Trust, the holder of the Class C Interest) are partners and that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the Closing Date, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith and not mandatory in nature, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be effective as of the Closing Date.

            SECTION 2.7. Liability. To the fullest extent permitted by law, no Residual Certificateholder shall have any personal liability for any liability or obligation of the Trust.

            SECTION 2.8. Title to Trust Property.

            (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

            (b) The Holders shall not have legal title to any part of the Owner Trust Estate. The Holders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with the Basic Documents. No transfer, by operation of law or otherwise, of any right, title or interest by any Residual Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

            SECTION 2.9. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Trust shall be located in the States of Delaware, New York, California or the jurisdiction where the Indenture Trustee maintains bank accounts with respect to collections on the Collateral. The only office of the Trust will be as described in Section 2.2 hereof. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York, California or such other jurisdiction designated by the Depositor, and payments will be made by the Trust only from Delaware, New York or such other jurisdiction designated by the Depositor. To the extent bank accounts are to be maintained with the Owner Trustee, such accounts shall be located in the State of Delaware. To the extent payments are to be received and made by the Owner Trustee, such payments shall be received in or made from the State of Delaware.

            SECTION 2.10. Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties on which Wilmington Trust Company relies in accepting its appointment as Owner Trustee, the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Notes and the Residual Certificates and upon which the Insurer relies in issuing the Policy.

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Seller and Wilmington Trust Company, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

            (e) There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

            SECTION 2.11. Federal Income Tax Allocations

            (a) It is the intention of the Depositor, the Servicer and the Residual Certificateholders that, for federal, state and other income tax purposes (i) the Trust be classified as a partnership if there is more than one Holder of Residual Certificates and that it be classified as a disregarded entity if there is only one Holder of the Residual Certificates and (ii) the Notes be classified as debt of the Trust. Neither the Owner Trustee nor any Residual Certificateholder will, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise, to classify the Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

            (b) The Issuer will compute net income or net loss (and each item of income, gain, loss, and deduction entering into the computation thereof) monthly as of the Record Date for such month for the period beginning on the immediately preceding Payment Date and ending on and inclusive of such Record Date. The Issuer will separately compute the items described in section 702(a) of the Code, including gains and losses from sales and exchanges of capital assets held for more than one year, and gains and losses from capital assets held for less than one year. Except as provided in clause (d) below, the amounts so calculated will be allocated between the Class L Certificateholder and the Class O Certificateholders based on their relative Class Principal Balances as of the immediately preceding Payment Date, after taking into account the allocations of income, gain, deduction, and loss and any distribution occurring on such immediately preceding Payment Date. Amounts allocated to the Class O Certificates will be further allocated among the Class O Certificateholders in accordance with their respective Percentage Interests.

            (c) The Issuer will treat the "interest" paid to the Class L Certificateholder on the Additional Balance Contributed Amount or the Class Principal Amount of the Class L Certificates, as applicable, as a guaranteed payment under section 707(c) of the Code, and therefore, an item of deduction for the Issuer.

            (d) Upon dissolution of the Trust in accordance with Article X hereof, in connection with making final distributions to each class of Residual Certificateholders, the Trust will modify the allocations set forth in this paragraph if necessary or appropriate, in the sole discretion of a majority in interest of the Class O Certificateholders and (if such dissolution occurs during the Rapid Amortization Period) the Class L Certificateholers, to fairly reflect the economic income, gain, deduction, or loss of each class of Residual Certificateholders. In addition, to the extent that the Class C Interest is characterized as an equity interest in the Trust, the Trust will modify the allocations set forth in this paragraph if necessary or appropriate, in the sole discretion of a majority in interest of the Class O Certificateholders and (if such dissolution occurs during the Rapid Amortization Period) the Class L Certificateholers, to fairly reflect the economic income, gain, deduction, or loss of attributable to the Class C Interest, if any.

            (e) The Indenture Trustee shall perform the obligations of the Issuer in this Section 2.11 pursuant to Section 6.23 of the Indenture. The Depositor shall, on or as soon as practicable after the Closing Date and on each one year anniversary of the Closing Date, pay the Indenture Trustee an amount equal to $8,000 in consideration of the performance of such services. Under no circumstances shall the Owner Trustee have any responsibility to perform the foregoing obligations, nor shall the Owner Trustee have any duty or responsibility to supervise the Indenture Trustee in the performance thereof.

            SECTION 2.12. Covenants of the Depositor. The Depositor agrees and covenants for the benefit of each Residual Certificateholder, the Insurer, Wilmington Trust Company and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

            (a) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation, its by-laws and the Basic Documents;

            (b) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

            (c) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 10.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

            (d) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

            SECTION 2.13. Covenants of the Residual Certificateholders. Each Residual Certificateholder, by its acceptance of a Residual Certificate, agrees:

            (a) to be bound by the terms and conditions of the Residual Certificates and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Residual Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Insurer and all other Residual Certificateholders present and future;

            (b) to hereby appoint the Depositor as such Residual Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust, if any, and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Residual Certificateholder also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns that may be filed by the Trust;

            (c) if such Residual Certificateholder is other than an individual or other entity holding its Residual Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Residual Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

            (d) until the completion of the events specified in Section 10.1(e), not to, for any reason, institute proceedings for the Trust or the Depositor to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or the Trust or a substantial part of its property, or cause or permit the Depositor or the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

            Except as provided in this Section 2.13, and notwithstanding any other provision to the contrary in this Agreement, no Residual Certificateholder other than the Depositor in its capacity as the "Depositor" shall be deemed to have adopted, be bound by, or succeed in any way to any representation by, or duty of indemnification by or any other duty of, the Depositor, including those contained in Sections 2.10, 2.12, 4.6, 9.2 or elsewhere herein.

                                   ARTICLE III

                                   [Reserved]

                                   ARTICLE IV

  Ownership of Trust Property; Residual Certificates and Transfer of Interests

            SECTION 4.1. Trust Property Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and the filing of the Certificate of Trust, the Owner Trustee is hereby authorized and directed to execute, authenticate, date, issue, and deliver, in the name and on behalf of the Trust, one (1) or more Class O Certificates representing in the aggregate a 100% Percentage Interest and the Certificate Registrar is hereby authorized and directed to register such issuance in the Certificate Register. The Residual Certificates shall be issued in two classes, Class O and Class L. Such Residual Certificate(s), upon their issuance in accordance with this Agreement, shall be duly authorized, validly issued, and entitled to the benefits of this Agreement and, to the extent not inconsistent herewith, as set forth therein. The Depositor shall at all times keep and own a Class O Certificate representing no less than a 1% Percentage Interest, and at no time will the Depositor sell or alienate its interest represented by Class O Certificates in such a way as to reduce its aggregate beneficial ownership in the Class O Certificates to less than a 1% Percentage Interest.

            SECTION 4.2. The Residual Certificates. Each Class of Residual Certificates shall be issued in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof. The Residual Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Residual Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Residual Certificates or did not hold such offices at the date of authentication and delivery of such Residual Certificates. A permitted transferee of a Residual Certificate shall become a Residual Certificateholder and shall be entitled to the rights and subject to the obligations of a Residual Certificateholder, hereunder, upon due registration of such Residual Certificate in such transferee's name pursuant to
Section 4.4.

            SECTION 4.3. Issuance and Authentication of Residual Certificates. Concurrently with the initial sale of the Mortgage Loans to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Class L Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, its treasurer or any assistant treasurer without further action by the Depositor, in authorized denominations. No Residual Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Residual Certificate a certificate of authentication substantially in the form set forth in Exhibit A (with respect to a Residual Certificate), executed by the Owner Trustee, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Residual Certificate shall have been duly authenticated and delivered hereunder. All Residual Certificates shall be dated the date of their authentication.

            SECTION 4.4. Registration of Transfer and Exchange of Residual Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 4.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Residual Certificates and of transfers and exchanges of Residual Certificates as herein provided. The Owner Trustee shall be the initial Certificate Registrar. The Certificate Registrar shall provide the Indenture Trustee the names and addresses of each Holder of a Residual Certificate upon initial issuance and as soon as reasonably practicable following any transfer of any Residual Certificate. At any time the Owner Trustee acts as Certificate Registrar hereunder, the rights, privileges, protections and immunities afforded to the Owner Trustee hereunder shall apply equally to the Owner Trustee in its role as Certificate Registrar.

            In furtherance of and not in limitation of the foregoing, each Residual Certificateholder, by acceptance of its Residual Certificate, specifically acknowledges that it has no right to or interest in any monies at any time held in the Owner Trust Estate prior to the release of such monies pursuant to Section 8.7(b)(xiv) of the Indenture, as appropriate, such monies being held in trust for the benefit of the Noteholders and the Insurer. Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Owner Trust Estate constitute a pledge of collateral, then the provisions of the Sale and Servicing Agreement shall be considered to constitute a security agreement and the Trust hereby grants to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts and the Depositor and the Residual Certificateholders hereby consent to such grant. In addition, the Trust hereby appoints the Depositor as its agent to pledge a first priority perfected security interest in the Owner Trust Estate, and any amounts held therein from time to time to the Indenture Trustee and the Insurer and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Indenture Trustee's security interest in the Mortgage Loans and the Depositor and the Residual Certificateholders hereby acknowledge and consent to such appointment.

            The transfer of a Residual Certificate is registerable in the Certificate Register upon surrender of such Residual Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or such holder's attorney duly authorized in writing, and thereupon one or more new Residual Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. In addition, Residual Certificates are exchangeable for new Residual Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            SECTION 4.5. Mutilated, Destroyed, Lost or Stolen Residual Certificates. If (a) any mutilated Residual Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Residual Certificate and (b) there shall be delivered to the Certificate Registrar, the Owner Trustee and the Insurer such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Residual Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Residual Certificate, a new Residual Certificate, respectively, of like Class, tenor and Percentage Interest. In connection with the issuance of any new Residual Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Residual Certificate issued pursuant to this Section (other than a duplicate Residual Certificate that has been issued in replacement of a Residual Certificate that was acquired by a bona fide purchaser) shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Residual Certificate shall be found at any time.

            SECTION 4.6. Persons Deemed Residual Certificateholders. Every Person by virtue of becoming a Residual Certificateholder in accordance with this Agreement and the rules and regulations of the Certificate Registrar shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Residual Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Indenture Trustee and the Insurer and any agent of the Owner Trustee, the Certificate Registrar, the Indenture Trustee and the Insurer, may treat the Person in whose name any Residual Certificate shall be registered in the Certificate Register as the owner of such Residual Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and the Indenture and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, the Indenture Trustee or the Insurer nor any agent of the Owner Trustee, the Certificate Registrar or the Insurer shall be bound by any notice to the contrary.

            SECTION 4.7. Access to List of Residual Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Depositor or the Insurer, within 15 days after receipt by the Certificate Registrar of a request therefor from such Person in writing, a list, of the names and addresses of the Residual Certificateholders as of the most recent Record Date. If three or more Holders of Residual Certificates or one or more Holders of a Class of Residual Certificates evidencing not less than 25% by Percentage Interest of such Class apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Residual Certificateholders with respect to their rights under this Agreement or under the Residual Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Residual Certificateholders. Each Holder, by receiving and holding a Residual Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Servicer, the Owner Trustee, the Certificate Registrar or the Insurer or any agent thereof accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

            SECTION 4.8. Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where Residual Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Residual Certificates and the Basic Documents may be served. The Owner Trustee initially designates its corporate trust administration office located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Residual Certificateholders and the Insurer of any change in the location of the Certificate Register or any such office or agency.

            SECTION 4.9. ERISA Restrictions. The Residual Certificates may not be acquired or transferred to a transferee, other than the Depositor or its Affiliate, for, or with the assets of, an employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or Section 4975 of the Code or any substantially similar law ("Similar Law"), or any entity deemed to hold the plan assets of the foregoing (collectively, "Benefit Plans"). Each prospective transferee, other than the Depositor or its Affiliate and the initial Holder of the Class L Certificates, shall represent and warrant to the Owner Trustee and the Certificate Registrar that it is not a Benefit Plan, in accordance with Exhibit C hereto, upon which the Owner Trustee and the Certificate Registrar may rely without investigation. By accepting and holding its beneficial ownership interests in its Residual Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

            SECTION 4.10. Restrictions on Transfer of Residual Certificates.

            (a) The Residual Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 4.10 and any other Section referring to the Residual Certificates, "transferred" or a "transfer") only in accordance with this Section 4.10.

            (b) Each prospective transferee of a Residual Certificate, other than the Depositor and the initial Holder of the Class L Certificates, shall represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar (and the Owner Trustee and the Certificate Registrar shall be entitled to rely and shall be fully protected in relying on such representations and warranties) and any of their respective successors that:

            (i) Such Person is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and is aware that the seller of such Residual Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Residual Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act or
      (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the 1940 Act, as amended (including, but not limited to, the Depositor).

            (ii) Such Person understands that such Residual Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a "qualified institutional buyer" or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act or that is otherwise exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

            (iii) Such Person shall comply with the provisions of Section 4.9, as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Residual Certificate.

            (c) Except with respect to the initial issuance of the Class L Certificates to the Servicer (or its Affiliate) and the Class O Certificates to the Depositor (or its Affiliate), no pledge or transfer of a Residual Certificate shall be effective unless such purchase or transfer is (i) to a single beneficial owner and (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee and the Insurer, which Opinion of Counsel shall not be an expense of the Trust, the Certificate Registrar, the Insurer or the Depositor, to the effect that (a) such pledge or transfer will not adversely affect the treatment of the Notes after such pledge or transfer as debt for federal and applicable state income tax purposes, (b) such pledge or transfer will not result in the Trust being subject to tax at the entity level for federal and applicable state tax purposes, (c) such pledge or transfer will not have any material adverse impact on the federal income taxation of any Noteholder or any Residual Certificateholder and (d) such pledge or transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust being treated as a taxable mortgage pool as defined in Section 7701(I) of the Code.

            (d) No transfer, including any pledge, of Residual Certificates shall be effective, and the purported transferor shall continue to be regarded as the beneficial owner of the Residual Certificates, if, as a result of the transfer (or pledge), there would be more than 80 beneficial owners of Residual Certificates. For purposes of applying this restriction, if the registered holder of Certificates is a partnership (or an entity treated as a partnership for federal income tax purposes), a grantor trust, or an S corporation, the Residual Certificates shall be treated as being beneficially owned by the partners, beneficiaries, or shareholders. The Owner Trustee and Certificate Registrar shall be under no obligation to determine the number of such beneficial owners. The transferee or pledgee shall certify in writing to the Owner Trustee and Certificate Registrar the number of such partners, beneficiaries and shareholders, and the Owner Trustee and Certificate Registrar may conclusively rely on such certifications. Moreover, to ensure that the Issuer will not become subject to payment of U.S. withholding tax, any transfer of Certificates to a person other than a U. S. person (as defined in the Code) is prohibited.

            (e) Upon receipt of the aforementioned representations and warranties, Opinion of Counsel and certifications, the Owner Trustee and Certificate Registrar are hereby authorized and empowered (without any obligation to verify the accuracy of such documentation) to register the transfer of the applicable Residual Certificate.

            SECTION 4.11. Distributions on Residual Certificates. (i) The Residual Certificateholders will be entitled to distributions on each Payment Date, as provided in this Agreement, the Sale and Servicing Agreement and the Indenture. With respect to any Payment Date, (x) the Indenture Trustee shall distribute to the Class L Certificateholders any amounts allocated to them in accordance with Section 8.7(b)(iv), (v) and (vi) of the Indenture and (y) any amounts remaining in the Distribution Account for payment to the Residual Certificateholders pursuant to Section 8.7(b)(xiv) of the Indenture shall be distributed by the Indenture Trustee on the Owner Trustee's behalf as follows:

            (i) With respect to any Payment Date during the Managed Amortization Period, to the Class O Certificateholders, all amounts; and

            (ii) with respect to any Payment Date during the Rapid Amortization Period, first, to the Class L Certificateholders, interest on the Class Principal Balance thereof at the Contribution Rate, second, to the Holders of the Class O Certificates, any remaining Interest Collections and third, all other amounts (x) to the Class O Certificateholders until the Class Principal Balance of the Class O Notes has been reduced to zero then (y) to the Class L Certificateholders until the Class Principal Balance of the Class L Certificates has been reduced to zero; provided, however, that the Class O Certificateholders shall have no right to such distributions unless all unpaid and unreimbursed Expenses due and owing to the Owner Trustee pursuant to the Basic Documents (including Section 9.2 herein) shall have been paid from such amounts available for distribution to the Class O Certificates.

provided, further, on the Payment Date on which the Redemption Price is distributed, the portion, if any, of the Redemption Price allocable to the Class L Certificates shall be distributed pursuant to this Section 4.11 to the Class L Certificateholders and the portion, if any, of the Redemption Price allocable to the Class O Certificates shall be distributed pursuant to this Section 4.11 to the Class O Certificateholders, as applicable.

provided, further, that the Issuer shall cause any Mortgage Loans removed from the Trust Property pursuant to Section 2.07 of the Sale and Servicing Agreement to be assigned to the Holder of the Class L Certificates and the Class Principal Balance of the Class L Certificates shall be reduced by the Principal Balance of such Mortgage Loans (it being understood that, if any such assignment occurs during the Managed Amortization Period, the Principal Balance of such Mortgage Loans will be offset against the Class Principal Balance of the Class L Certificates following commencement of the Rapid Amortization Period).

            (b) With respect to each Payment Date, the Owner Trustee, to the extent the Servicer has provided the related Servicing Certificate to the Owner Trustee pursuant to the Master Servicing Agreement, shall deliver or make available the Servicing Certificate for such Payment Date to each Residual Certificateholder. Under no circumstances shall the Owner Trustee have any responsibility to perform the obligations of the Indenture Trustee under this
Section 4.11, nor shall the Owner Trustee have any duty or responsibility to supervise the Indenture Trustee in the performance thereof

            SECTION 4.12. Class C Interest. On the Closing Date, there shall be created an interest in the Trust (the "Class C Interest") that will confer to its holder the right to cause the Trust to redeem or repurchase the Notes in the manner and under the circumstances set forth in Section 10.1 of the Indenture and Section 7.01 of the Sale and Servicing Agreement. Such right shall be the sole right conferred upon the holder of the Class C Interest. Other than as set forth in this Section 4.12, the holder of the Class C Interest shall have no duties, rights or powers with respect to the Trust and no economic interest in the Trust. The Class C Interest shall not be evidenced by a physical certificate and shall be duly authorized, validly issued and entitled to the benefits of this Agreement upon entry of such interest and the holder thereof in the Certificate Register. The Certificate Registrar is hereby authorized and directed to cause an entry to be made in the Certificate Register registering the Class C Interest in the name of Redwood Trust, Inc. The Class C Interest may not be transferred except to an Affiliate of the initial holder thereof and following receipt of an Opinion of Counsel by the Trust and the Owner Trustee reasonably satisfactory to the Owner Trustee providing that such transfer will not (a) violate any provisions of ERISA or any Similar Law, (b) result in a violation of the Securities Act or require the Trust to register any securities under the Securities Act or the Trust under the Investment Company Act of 1940, as amended or (c) cause the Trust to be treated for federal income tax purposes as an association taxable as a corporation, a taxable mortgage pool, or a publicly traded partnership taxable as a corporation.

                                    ARTICLE V

                         Voting Rights and Other Actions

            SECTION 5.1. Prior Notice with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Depositor and the Insurer in writing of the proposed action and the Depositor, the Insurer and the Residual Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Depositor or the Insurer have withheld consent or provided alternative direction:

            (a) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

            (b) the amendment of the Indenture by a supplemental Indenture in circumstances where the consent of any Noteholder is required;

            (c) the amendment of the Indenture by a supplemental Indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Residual Certificateholders;

            (d) except pursuant to Section 9.01 of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Residual Certificateholders;

            (e) the consent to the calling or waiver of any default of any Basic Document;

            (f) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

            (g) except as provided in Article X hereof, dissolve, terminate or liquidate the Trust in whole or in part;

            (h) cause the Trust to incur, assume or guaranty any indebtedness other than as in this Agreement or the other Basic Documents;

            (i)   do any act that conflicts with any other Basic Document;

            (j) do any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.3 hereof;

            (k) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

            (l)   cause the Trust to lend any funds to any entity; or

            (m) change the Trust's purpose and powers from those set forth in this Trust Agreement.

Any action described under (b), (c), (d), (h), (i), (k), (l) and (m) shall require the prior approval of the Residual Certificateholders. The Owner Trustee shall notify the Residual Certificateholders in writing of any appointment of a successor Certificate Registrar within five Business Days thereof.

            SECTION 5.2. Action by Residual Certificateholders with Respect to Certain Matters. Upon the written request of any Residual Certificateholder (a "Proposer"), the Owner Trustee shall distribute promptly to all Residual Certificateholders any request for action or consent of Residual Certificateholders submitted by such Proposer (at the initial cost and expense of the Trust), with a copy to the Insurer and the Indenture Trustee by any means of transmission reasonably selected by the Owner Trustee. The Owner Trustee shall provide a reasonable method for collecting responses to such request and shall tabulate and report the results thereof to the Residual Certificateholders, the Insurer and the Indenture Trustee. The Owner Trustee shall have no responsibility or duty to determine if any such proposed action or consent is permitted under the terms of this Agreement or applicable law. The Trust's reasonable costs and expenses (including overhead reasonably allocated to such distribution, collection, tabulation and reporting) shall be reimbursed to the Trust by the Proposer within 10 Business Days after receipt of an invoice from the Trust for such costs and expenses.

            SECTION 5.3. Action with Respect to Bankruptcy. Until one year and one day following the day on which the Notes have been paid in full, the Owner Trustee shall not have the power to, and shall not, commence any proceeding or other actions contemplated by Section 2.12(b) relating to the Trust without the prior written consent of the Insurer. Until one year and one day following the day on which the Notes have been paid in full, all amounts due to the Insurer under the Insurance Agreement have been paid in full, the Policy has terminated and the Indenture Trustee has surrendered the Policy to the Insurer, the Owner Trustee shall not have the power to, and shall not, commence any proceeding or other actions contemplated by Section 2.12(b) relating to the Trust without the prior written consent of all of the Residual Certificateholders and the Insurer, and the delivery to the Owner Trustee by each such Residual Certificateholder and the Insurer, of a certificate certifying that such Residual Certificateholder and the Insurer reasonably believes that the Trust is insolvent. The Owner Trustee in undertaking such proceedings or other actions contemplated by Section 2.12(b) relating to the Trust shall consider the interest of the Noteholders and the Insurer in addition to the interests of the Residual Certificateholders and whether the Trust is insolvent. The Owner Trustee shall not commence such proceedings or other actions contemplated by Section 2.12(b) unless the Owner Trustee shall have been furnished (at the expense of the Trust) with a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The provisions of this Section do not constitute an acknowledgement or admission by the Trust, the Owner Trustee, any Residual Certificateholder or any creditor of the Trust that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended.

            SECTION 5.4. Restrictions on Residual Certificateholders' Power.

            (a) Neither the Residual Certificateholders nor the Insurer shall direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 or otherwise contrary to law nor shall the Owner Trustee be obligated to follow any such direction, if given.

            (b) No Residual Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless such party is the Instructing Party pursuant to Section 7.3 and unless such party previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless Residual Certificateholders evidencing not less than 25% by Percentage Interest of each class (or, during the Managed Amortization Period, the Class O Certificates only) shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 7.3; it being understood and intended, and being expressly covenanted by each Residual Certificateholder with every other Residual Certificateholder, the Owner Trustee or the Insurer, that no Holders of Residual Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Residual Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Residual Certificateholders and the Insurer. For the protection and enforcement of the provisions of this
Section 5.4, each and
every Residual Certificateholder, the Owner Trustee and the Insurer shall be entitled to such relief as can be given either at law or in equity.

            SECTION 5.5. Majority Control. No Residual Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement. Except as expressly provided herein, any action that may be taken by the Residual Certificateholders under this Agreement may be taken by the Holders of Residual Certificates evidencing not less than a 51% Percentage Interest of each Class of Residual Certificates (or, during the Managed Amortization Period, the Class O Certificates only). Except as expressly provided herein, any written notice of the Residual Certificateholders delivered pursuant to this Agreement shall be effective if signed by Residual Certificateholders evidencing not less than a 51% Percentage Interest in each Class (or, during the Managed Amortization Period, the Class O Certificates only) at the time of the delivery of such notice.

            SECTION 5.6. Rights of the Insurer. Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Insurer, the Owner Trustee shall not (i) remove the Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Mortgage Loan or any rights of the Trust thereunder or confess a judgement against the Trust, (iii) authorize the merger or consolidation of the Trust with or into any other statutory trust or other entity or convey or transfer all or substantially all of the Trust's assets to any other Person, (iv) amend the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute) or (v) amend this Agreement in accordance with Section 12.1 of this Agreement.

            SECTION 5.7. [Reserved]

            SECTION 5.8. Insurer's Rights Regarding Actions, Proceedings or Investigations. Until all Notes have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

            (a) Notwithstanding anything contained herein or in the other Basic Documents to the contrary and providing that no Insurer Default has occurred or is continuing, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof. Following notice to the Indenture Trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust, the Owner Trust Estate, the Collateral, and the Trust Property. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer's interests, shall be included in the Reimbursement Amount.

            (b) In connection with any action, proceeding or investigation that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof, the Owner Trustee hereby agrees to cooperate with, and to take such action as directed in writing by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder and the Owner Trustee shall be entitled to rely on such direction and shall be fully protected in so relying.

            (c) The Owner Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Trust or the Indenture Trustee as a party or that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof after a Responsible Officer of the Owner Trustee obtains actual knowledge of the occurrence of such event.

            (d) Notwithstanding anything contained herein or in any of the other Basic Documents to the contrary, the Owner Trustee shall not, without the Insurer's prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents.

            (e) Each Residual Certificateholder, by acceptance of its Residual Certificate, as appropriate, and the Owner Trustee agree that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Residual Certificateholder or the Owner Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

                                   ARTICLE VI

                                 Certain Duties

            SECTION 6.1. Accounting and Records to the Noteholders, Residual Certificateholders, the Internal Revenue Service and Others. The Indenture Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, including, without limitation, the allocations of net income under Section 2.11 hereof, (b) deliver (or cause to be delivered) to each Residual Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1, if applicable) to enable each Residual Certificateholder to prepare its federal and state income tax returns, (c) prepare, file or cause to be filed, if necessary, such tax returns relating to the Trust (including a partnership information return, Form 1065, if applicable), and direct the Owner Trustee or the Depositor, as the case may be, to make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 8.01(b)(ii) of the Sale and Servicing Agreement with respect to income or distributions to Residual Certificateholders and the appropriate forms relating thereto. The Owner Trustee or the Residual Certificateholders, as the case may be, shall make all elections pursuant to this Section as directed in writing by the Indenture Trustee. The Owner Trustee shall sign all tax information returns, if any, prepared and filed pursuant to this Section 6.1 and any other returns as may be required by law, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Indenture Trustee. The Indenture Trustee will direct the Owner Trustee and the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Indenture Trustee shall not direct the Owner Trustee to make, and the Owner Trustee shall not make, the election provided under Section 754 of the Code.

            SECTION 6.2. Signature on Returns; Tax Matters Partner.

            (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Residual
Certificateholder to sign such documents, in which case such documents shall be signed by the applicable Residual Certificateholder.

            (b) The Holder of 51% or more of the Percentage Interest in the Class O Certificates shall be the "tax matters partner" of the Trust pursuant to the Code.

            SECTION 6.3. Underwriting Agreement. The Depositor is hereby authorized to execute and deliver the Underwriting Agreement with respect to the Notes.

                                  ARTICLE VII

                      Authority and Duties of Owner Trustee

            SECTION 7.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve and provide to the Owner Trustee for execution as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the principal amounts of $317,440,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party recommends with respect to the Basic Documents. The Owner Trustee may rely on the Manager to carry out any action that the Owner Trustee is authorized or directed to perform hereunder, to the extent permitted by the Management Agreement.

            SECTION 7.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Residual Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Depositor has agreed herein or in the Sale and Servicing Agreement, or the Manager has agreed in the Management Agreement or the Indenture Trustee has agreed in any Basic Document, to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the negligence, default or failure of the Depositor, the Indenture Trustee or the Manager to carry out its obligations under any Basic Document. The Owner Trustee shall have no duty or obligation to supervise the Depositor, Manager or Indenture Trustee in the exercise of their respective duties and responsibilities hereunder and under the Sale and Servicing Agreement, the Management Agreement or the Indenture, as applicable.

            SECTION 7.3. Action upon Instruction.

            (a) Subject to Article V, the Insurer (the "Instructing Party") shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents. In acting in accordance with the direction of the Instructing Party pursuant to this Section or pursuant to Article V, the Owner Trustee shall not be deemed to (i) owe any fiduciary obligation to the Insurer or (ii) have violated any fiduciary responsibility to the Residual Certificateholders. In acting (or refraining from acting) in good faith in accordance with any instruction or direction of the Instructing Party (or any other Person authorized to instruct or direct the Owner Trustee hereunder) given to the Owner Trustee pursuant to this Agreement, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.

            (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

            (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, notwithstanding any other provision of this Agreement, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem in good faith to be in the best interests of the Residual Certificateholders and shall have no liability to any Person for such action or inaction.

            (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, notwithstanding any other provision of this Agreement, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem in good faith to be in the best interests of the Residual Certificateholders, and shall have no liability to any Person for such action or inaction.

            SECTION 7.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 7.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility to file any financing or continuation statement in any public office at any time or otherwise to perfect or to maintain the perfection of any security interest or lien granted under the Indenture or to prepare or file any SEC filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

            SECTION 7.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 7.3.

            SECTION 7.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual
knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation or a publicly traded partnership for federal income tax purposes. The Instructing Party and the Residual Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VIII

                          Concerning the Owner Trustee

            SECTION 8.1. Acceptance of Trust and Duties. The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it in accordance with the Basic Documents and constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 8.3 expressly made by the Owner Trustee in its individual capacity, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section
7.4 hereof, or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) the Owner Trustee shall not be liable for any error of judgment, not constituting negligence, made by a Responsible Officer of the Owner Trustee;

            (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it if such action or omission is in accordance with the instructions of the Instructing Party, the Depositor, the Servicer or any Residual Certificateholder pursuant to the terms hereof;

            (c) the Owner Trustee shall not risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor and the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificates of authentication on the Residual Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Depositor, the Insurer, the Indenture Trustee or any Residual Certificateholder, other than as expressly provided for herein and in the Basic Documents;

            (e) the Owner Trustee shall not be liable for the negligence, default or misconduct of the Depositor, any Residual Certificateholder, the holder of the Class C Interest, the Insurer, the Indenture Trustee, or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Depositor under this Agreement, by the Indenture Trustee under this Agreement and the Indenture, the Manager under the Management Agreement or the Servicer under the Sale and Servicing Agreement;

            (f) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Instructing Party or any of the Residual Certificateholders, unless such Instructing Party or Residual Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act;

            (g) Notwithstanding anything to the contrary herein or in any Basic Document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Issuer or any other Person any filings, certificates, affidavits or other instruments in connection with certifications required under the Sarbanes-Oxley Act of 2002;

            (h) the Owner Trustee shall have no responsibility for the accuracy of any information provided to Residual Certificateholders or any other Person that has been obtained from, or provided to the Owner Trustee by, any other Person;

            (i) in the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement; and

                  (j) the Owner Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its reasonable control, the Owner Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

            SECTION 8.2. Furnishing of Documents. The Owner Trustee shall furnish to the Residual Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

            SECTION 8.3. Representations and Warranties. The Owner Trustee hereby represents and warrants, in its individual capacity, to the Depositor, the Certificateolders and the Insurer that:

            (a) It is a banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party (other than the Basic Documents) or by which any of its properties may be bound.

            (d) The Owner Trustee has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Depositor and the Seller, this Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

            SECTION 8.4. Reliance; Advice of Counsel.

            (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document as long as the Owner Trustee has otherwise satisfied its obligations under this Agreement. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them (and shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee in good faith and using reasonable care), and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and according to such opinion not contrary to this Agreement or any Basic Document.

            SECTION 8.5. Not Acting in Individual Capacity. Except as provided in this Article VIII, in accepting the trust hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

            SECTION 8.6. Owner Trustee Not Liable for Notes, Residual Certificates or Mortgage Loans. The recitals contained herein and in the Notes and the Residual Certificates (other than the signature of the Owner Trustee on the Notes and the Residual Certificates and the Owner Trustee's Certificate of Authentication on the Residual Certificates), shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document, of the Notes (other than the signature and countersignature of the Owner Trustee on the Notes) or of the Residual Certificates, (other than the signature of the Owner Trustee on the Notes and the Residual Certificates and the Owner Trustee's Certificate of Authentication on the Residual Certificates) or of any Mortgage Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Residual Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgage Loan; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

            SECTION 8.7. Owner Trustee May Own Notes and Residual Certificates. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes or Residual Certificates and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

            SECTION 8.8. Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

            SECTION 8.9. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein or elsewhere to the contrary, neither Wilmington Trust Company or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 11.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (iii) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

                                   ARTICLE IX

                          Compensation of Owner Trustee

            SECTION 9.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee Fees, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents.

            SECTION 9.2. Indemnification. The Depositor and the Seller shall be jointly and severally liable as primary obligors for, and shall indemnify and save and hold harmless the Owner Trustee (in its individual and trust capacities) and its officers, directors, shareholders, successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may (in its trust or individual capacities) at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor and the Seller shall not be liable for or required to indemnify the Owner Trustee from and against Expenses

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

arising or resulting from any of the matters described in the third sentence of
Section 8.1. The indemnities contained in this Section and the rights under
Section 9.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor and the Seller, which approval shall not be unreasonably withheld.

            SECTION 9.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article IX shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

            SECTION 9.4. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of any Residual Certificateholder.

                                   ARTICLE X

                         Termination of Trust Agreement

            SECTION 10.1. Termination of Trust Agreement.

            (a) This Agreement shall terminate and be of no further force or effect upon the dissolution and conclusion of the winding up of the business and affairs of the Trust and the filing of a certificate of cancellation in accordance with the Statutory Trust Statute; provided, however, that the rights to indemnification under Section 9.2 and the rights under Section 9.1 shall survive the termination of this Trust Agreement. The Trust shall dissolve and proceed to wind up its business and affairs upon the later of (i) the maturity or other liquidation of the last Mortgage Loan (including the redemption by the Optional Redemption Holder at its option of the Notes as described in Section 7.01(b) of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Mortgage Loans as provided in the Basic Documents or
(ii) the payment to Residual Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the Indenture and the payment to the Insurer of all amounts payable or reimbursable to it pursuant to the Sale and Servicing Agreement, the Indenture and the Insurance Agreement; The Servicer shall promptly notify the Owner Trustee and the Insurer of any prospective dissolution pursuant to this Section 10.1. The bankruptcy, liquidation, dissolution, death or incapacity of any Residual Certificateholder shall not (x) operate to terminate this Agreement or dissolve the Trust, nor (y) entitle such Residual Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in clause (a), neither the Depositor nor any other Residual Certificateholder shall be entitled to revoke or dissolve the Trust.

            (c) Notice of any dissolution of the Trust, specifying the Payment Date upon which the Residual Certificateholders shall surrender their Residual Certificates to the Owner Trustee for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Residual Certificateholders mailed within five Business Days of receipt of notice of such dissolution given pursuant to Section 10.1 of the Indenture, stating (i) the Payment Date upon or with respect to which final payment of the Residual Certificates shall be made upon presentation and surrender of the Residual Certificates at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Residual Certificates at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Indenture Trustee at the time such notice is given to the Residual Certificateholders. Upon presentation and surrender of the Residual Certificates, the Indenture Trustee shall distribute to the Residual Certificateholders amounts distributable on such Payment Date pursuant to Section 4.11(a) herein.

            In the event that all of the Residual Certificateholders shall not surrender their Residual Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Residual Certificateholders to surrender their Residual Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Residual Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Residual Certificateholders concerning surrender of their Residual Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Depositor and Holders shall look solely to the Depositor for payment.

            (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution, to the extent received by the Owner Trustee, shall be distributed by the Owner Trustee (or the Indenture Trustee) to the Residual Certificateholders pursuant to Section 4.11(a) herein.

            (e) Upon the completion of the winding up of the Trust in accordance with Section 3808 of the Statutory Trust Statute, the Owner Trustee, upon receipt from the Holders of 51% or more in Percentage Interest of the Class O Certificates of a direction to do so (which direction shall include such factual certifications regarding the winding up of the Trust's business and affairs as shall be reasonably requested by the Owner Trustee), shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

                                   ARTICLE XI

             Successor Owner Trustees and Additional Owner Trustees

            SECTION 11.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of
Section 3807(a) of the Statutory Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities; (iv) having (or having a parent which has) a rating of at least A3 by Moody's or A-1 by Standard & Poor's ; and (v) acceptable to the Insurer in its sole discretion. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 11.2.

            SECTION 11.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged its duties hereunder by giving written notice thereof to the Depositor (or in the event that the Depositor is not the sole Residual Certificateholder, the Holders of Residual Certificates evidencing not less than a majority in each class), the Insurer and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee, meeting the qualifications set forth in Section 11.1 herein, by written instrument, one copy of which instrument shall be delivered to the resigning Owner Trustee and with additional copies to the successor Owner Trustee and the Insurer provided that the Depositor shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Insurer by either of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

            If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 11.1 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor with the consent of the Insurer may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee, meeting the qualifications set forth in
Section 11.1 herein, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Insurer and one copy to the successor Owner Trustee and the Depositor shall pay all fees owed to the outgoing Owner Trustee, if not previously paid by the Trust.

            Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 11.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

            Notwithstanding any other provision of this Agreement, and in addition to any other method of removal of the Owner Trustee contained herein, upon a proposal made pursuant to Section 5.2 and the subsequent consent of Residual Certificateholders representing no less than a 66-2/3% Percentage Interest of each Class (or, during the Managed Amortization Period, the Class O Certificates only), the Owner Trustee may be removed as Owner Trustee, subject to the consent of the Insurer, which consent is not to be unreasonably withheld. In the event the Owner Trustee is removed pursuant to this paragraph, the provisions of this Agreement, including Article X herein, shall apply as if the Owner Trustee had resigned hereunder.

            SECTION 11.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 11.2 shall execute, acknowledge and deliver to the Depositor, the Servicer and the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

            No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 11.1.

            Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to all Residual Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

            SECTION 11.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 11.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Insurer.

            SECTION 11.5. Appointment of Co-Owner Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee subject to the approval of the Insurer (which approval shall not be unreasonably withheld) shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.3.

            Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

            (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Depositor, the Servicer and the Insurer.

            Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XII

                                  Miscellaneous

            SECTION 12.1. Supplements and Amendments.

            (a) This Agreement may be amended by the Depositor and the Owner Trustee, with the prior written consent of the Insurer and the Residual Certificateholders and with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, (i) to cure any ambiguity or defect or
(ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel which may be based upon a certificate of the Depositor, adversely affect in any material respect the interests of any Noteholder or Residual Certificateholder.

            (b) This Agreement may also be amended from time to time, with the prior written consent of the Insurer, by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, and, to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, and the consent of the Residual Certificateholders evidencing not less than a majority interest in each Class (which consent of any Holder of a Note or Residual Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note or Residual Certificate and of any Note or Residual Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note or Residual Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Certificateholders; provided, however, that, subject to the express rights of the Insurer under the Basic Documents, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Residual Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Residual Certificate, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Residual Certificates.

            Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Residual Certificateholder, the Indenture Trustee, the Insurer and each of the Rating Agencies.

            It shall not be necessary for the consent of the Noteholders or the Residual Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Residual Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Residual Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

            Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

            SECTION 12.2. No Legal Title to Owner Trust Estate in Residual Certificateholders. The Residual Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Residual Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Article IV. No transfer, by operation of law or otherwise, of any right, title or interest of the Residual Certificateholders to and in their Residual Certificates shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

            SECTION 12.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Residual Certificateholders, the Servicer and, to the extent expressly provided herein, the Insurer, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            SECTION 12.4. Notices.

            (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Sequoia Mortgage Funding Corporation, One Belvedere Place, Suite 330, Mill Valley, California 94941, Attention: Sequoia HELOC Trust 2004-1; if to the Insurer, addressed to Insurer, One State Street

Plaza, 19th Floor, New York, New York 10004, (212) 668-0340; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

            (b) Any notice required or permitted to be given to a Residual Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Residual Certificateholder receives such notice.

            SECTION 12.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 12.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 12.7. Assignments; Insurer.

            (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall also inure to the benefit of the Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Insurer shall be for the benefit of and run directly to the Insurer and the Insurer shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations hereunder or under the Policy) upon delivery of a written notice to the Owner Trustee.

            (b) In accepting instructions from the Insurer pursuant to Article V or Section 7.3 of this Agreement, and with respect to any other obligations of the Owner Trustee to the Insurer under this Agreement, the Owner Trustee undertakes to perform or observe only its express obligations under this Agreement, and no implied obligations with respect to the Insurer shall be read into this Agreement against the Owner Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Insurer and it is expressly understood and agreed by the Insurer that the Owner Trustee shall not be personally liable or responsible for the payment of any amount owing on or with respect to the Basic Documents or for the failure of the Trust to perform its obligations under the Basic Documents or any other agreement with respect thereto.

            SECTION 12.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement and each Residual Certificateholder, by accepting a Residual Certificate, hereby covenants and agrees that they will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Residual Certificates, this Agreement or any of the Basic Documents.

            SECTION 12.9. No Recourse. Each Residual Certificateholder by accepting a Residual Certificate acknowledges that such Residual Certificateholder's Residual Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Servicer, the Depositor, the Owner Trustee, the Indenture Trustee, the Insurer or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Residual Certificates or the Basic Documents.

            SECTION 12.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE OWNER TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

            SECTION 12.12. Depositor. The Depositor is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust or the Owner Trustee all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Depositor a limited power of attorney appointing the Depositor the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

            SECTION 12.13. Customer Identification. To help the United States ("U.S.") government fight the funding of terrorism and money laundering activities, U.S. federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity who opens an account. Accordingly, the Depositor shall (and shall cause the Servicer to) provide to the Indenture Trustee and Wilmington Trust Company its legal name, principal place of business, local office, or other physical location street address, and government issued identification number. In addition, the Owner Trustee, the Certificate Registrar or the Indenture Trustee may request, and the Depositor agrees to promptly provide (or cause the Servicer to provide), copies of documentation which substantiate such entity's identity. Such documentation may include, but is not limited to, financial statements, government licenses, certified copies of formation documents or identification documentation of principals claiming to represent such entity.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                         WILMINGTON TRUST COMPANY,
                                            Owner Trustee

                                         By:____________________________
                                            Name:
                                            Title:

                                         SEQUOIA MORTGAGE FUNDING
                                            CORPORATION,
                                            Depositor

                                         By:____________________________
                                            Name:
                                            Title:

Acknowledged and agreed (for purposes of Section 9.2), as of the date first written above

RWT HOLDINGS, INC.
Seller

By:__________________________
Name:
Title:

                                                                       EXHIBIT A

                          FORM OF RESIDUAL CERTIFICATE

THIS RESIDUAL CERTIFICATE EVIDENCES A BENEFICIAL OWNERSHIP INTEREST IN THE TRUST REFERRED TO HEREIN AND ENTITLES THE HOLDER TO RECEIVE CERTAIN RESIDUAL PAYMENTS TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS RESIDUAL CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS RESIDUAL CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS RESIDUAL CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.10 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS RESIDUAL CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH RESIDUAL CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE INSURER, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING THE RESIDUAL CERTIFICATE FOR, OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY SUBSTANTIALLY SIMILAR LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, WHICH REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE OR THE INSURER.

NO TRANSFER OF A RESIDUAL CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS. EXCEPT FOR THE INITIAL ISSUANCE OF THE CLASS O CERTIFICATE TO THE DEPOSITOR AND THE INITIAL ISSUANCE OF THE CLASS L CERTIFICATE TO THE INITIAL HOLDER THEREOF, THE OWNER TRUSTEE SHALL REQUIRE (i) THE TRANSFEREE TO EXECUTE AN INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE INSURER CERTIFYING TO THE OWNER TRUSTEE AND THE INSURER THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE, OR THE INSURER OR (ii) IF THE

INVESTMENT LETTER IS NOT DELIVERED, A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE, THE INSURER AND THE DEPOSITOR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR, FROM SAID ACT OR IS BEING MADE PURSUANT TO SAID ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE, THE INSURER OR THE DEPOSITOR. THE HOLDER OF A RESIDUAL CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE DEPOSITOR, THE OWNER TRUSTEE AND THE INSURER AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH SUCH FEDERAL AND STATE LAWS.

THE RESIDUAL CERTIFICATES AND ANY INTEREST THEREIN SHALL NOT BE TRANSFERRED UNLESS THE TRANSFEREE OF THE RESIDUAL CERTIFICATES SHALL DELIVER TO THE OWNER TRUSTEE, AND THE INSURER AN OPINION OF COUNSEL TO THE EFFECT THAT (A) SUCH TRANSFER WILL NOT ADVERSELY AFFECT THE TREATMENT OF THE NOTES AFTER SUCH TRANSFER AS DEBT FOR FEDERAL AND APPLICABLE STATE INCOME TAX PURPOSES, (B) SUCH TRANSFER WILL NOT RESULT IN THE TRUST BEING SUBJECT TO TAX AT THE ENTITY LEVEL FOR FEDERAL OR APPLICABLE STATE TAX PURPOSES, (C) SUCH TRANSFER WILL NOT HAVE ANY MATERIAL ADVERSE IMPACT ON THE FEDERAL INCOME TAXATION OF A NOTEHOLDER OR ANY RESIDUAL CERTIFICATEHOLDER AND (D) SUCH TRANSFER WILL NOT RESULT IN THE ARRANGEMENT CREATED BY THE TRUST AGREEMENT OR ANY "PORTION" OF THE TRUST, BEING TREATED AS A TAXABLE MORTGAGE POOL AS DEFINED IN SECTION 7701(I) OF THE CODE.

THIS RESIDUAL CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SEQUOIA HELOC TRUST 2004-1 RESIDUAL CERTIFICATE

Class:  __________
Percentage Interest:  100%                       Cut-Off Date:  __________, 200_
First Payment Date:  __________, 200_              Issue Date:  __________, 200_

No. _____

                                    [[     ]]
                           Residual Certificateholder

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Residual Certificates referred to in the within-mentioned Trust Agreement.

                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity but solely as Owner Trustee

                         By:____________________________________
                                   Authenticating Agent

            The Trust was created pursuant to a Trust Agreement dated as of ________, 200_ (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. To the extent the terms hereof conflict with the Trust Agreement, the terms of the Trust Agreement shall govern.

            This Residual Certificate is one of the duly authorized Residual Certificates designated as "HELOC Asset-Backed Certificates, Series 2004-1, Class _____" (herein called, together with the HELOC Asset Backed Certificates, Class _____, the "Residual Certificates"). Also issued by the Trust under the Indenture a single class of Notes (the "Notes"). These Residual Certificates are issued under and are subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Residual Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") (including any Additional Balances related thereto).

            Under the Trust Agreement, there will be distributed on the __th day of each month or, if such __th day is not a Business Day, the next Business Day (the "Payment Date"), commencing on __________, 200_, to the Person in whose name this Residual Certificate is registered at the close of business on the Business Day preceding such Payment Date (the "Record Date") such Residual Certificateholder's Percentage Interest in the amount to be distributed to Residual Certificateholders of such Class on such Payment Date.

            The holder of this Residual Certificate acknowledges and agrees that its rights to receive distributions in respect of this Residual Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

            The holder of this Residual Certificate, by acceptance of this Residual Certificate, specifically acknowledges that it has no right to or interest in any monies at any time held in the Trust Estate prior to the release of such monies pursuant to Section 8.7(b)(xiv) (and, in the case of the Class L Certificates, Sections 8.7(b)(iv), (v) and (vi)) of the Indenture, such monies being held in trust for the benefit of the Noteholders and the Insurer. Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Owner Trust Estate constitute a pledge of collateral, then the provisions of the Sale and Servicing Agreement shall be considered to constitute a security agreement and the holder of this Residual Certificate hereby acknowledges and consents to the grant by the Trust to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts. In addition, each Residual Certificateholder, by acceptance of its Residual Certificate, hereby acknowledges and consents to the appointment by the Trust of the Depositor as the Trust's agent to pledge a first priority perfected security interest in the Reserve Fund and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Indenture Trustee's security interest in the Trust Property.

            It is the intention of the Depositor, the Servicer and the Residual Certificateholders that, for federal, state and other income tax purposes, the Notes be classified as debt of the Trust. In the event that the Residual Certificates are held by more than one Holder, it is the intent of the Depositor, the Servicer, and the Residual Certificateholders that, for purposes of Federal income taxes, the Trust will be treated as a partnership and the Residual Certificateholders (and, if the Class C Interest is characterized as an equity interest in the Trust, the holder of the Class C Interest) will be treated as partners in that partnership. The Depositor and any other Residual Certificateholders, by acceptance of a Residual Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Residual Certificates for such tax purposes as partnership interests in the Trust and the Notes as indebtedness of the Trust. Each Residual Certificateholder, by its acceptance of a Residual Certificate, covenants and agrees that such Residual Certificateholder will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Residual Certificates, the Trust Agreement or any of the Basic Documents.

            Distributions on this Residual Certificate will be made as provided in the Trust Agreement and the Sale and Servicing Agreement and the Indenture by the Owner Trustee by wire transfer to the Residual Certificateholder of record in the Certificate Register without the presentation or surrender of this Residual Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Residual Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Residual Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Corporate Trust Office.

            Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Residual Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

            The Residual Certificates do not represent an obligation of, or an interest in, the Company, the Depositor, the Servicer, the Insurer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Residual Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Mortgage Loans, as more specifically set forth herein, in the Sale and Servicing Agreement and in the Indenture. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Residual Certificateholder upon written request.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Residual Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the prior written consent of the Insurer and with the consent of the holders of the Notes and the Residual Certificates evidencing not less than a majority of the outstanding Notes and the Residual Certificates. Any such amendment shall be conclusive and binding upon the holder of this Residual Certificate and on all future holders of this Residual Certificate and of any Residual Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Residual Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Residual Certificates (other than the Depositor, or the Insurer).

            As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Residual Certificate is registrable in the Certificate Register upon surrender of this Residual Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Residual Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

            The Residual Certificates are issuable only as registered Residual Certificates without coupons in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Residual Certificates are exchangeable for new Residual Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar, or the Insurer may treat the person in whose name this Residual Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Insurer nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Residual Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Holders of the Class C Interest and the Class O Certificates may at their option redeem the Notes at a price and upon the satisfaction of certain conditions specified in Section 7.01(b) of the Sale and Servicing Agreement, and if all of the Notes are redeemed, such redemption may result in termination of the Trust which may effect a transfer of the Residual Certificates; however, such right of purchase is exercisable, subject to certain restrictions set forth in the Sale and Servicing Agreement.

            The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Residual Certificate or of any Mortgage Loan or related document.

            IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

                                   SEQUOIA HELOC TRUST 2004-1

                                   By: WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Owner
                                       Trustee

                                   By:__________________________________________
                                      Name:
                                      Title:

Dated:  __________, 200_

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Residual Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________ Attorney to transfer said Residual Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                         _____________________________________ *
                                                Signature Guaranteed:

                                         _____________________________________ *

---------------

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Residual Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                           SEQUOIA HELOC TRUST 2004-1

            This Certificate of Trust of Sequoia HELOC Trust 2004-1 (the "Trust"), dated as of ___________, 200_, is being duly executed and filed by the undersigned trustee to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.).

            1. Name. The name of the statutory trust formed hereby is Sequoia HELOC Trust 2004-1.

            2. Delaware Trustee. The name and business address of the Owner Trustee of the Trust having its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

            3. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Owner Trustee of the Trust.

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                              TRANSFER CERTIFICATE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: GPHE 2004-2

Re: Trust Agreement, dated as of June 1, 2004, between Sequoia Mortgage Funding Corporation and Wilmington Trust Company as Owner Trustee; Sequoia HELOC Trust 2004-1

Ladies and Gentlemen:

            The undersigned (the "Transferee") has agreed to purchase from _____________ __________ (the "Transferor") a ___% Percentage Interest in the Class ___ Certificates:

            A. Rule 144A "Qualified Institutional Buyers" should complete this section

            I. The Transferee is (check one):

            ___ (i) An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended (the "Securities Act"),
                  (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (iii) a business development company as defined in
                  Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, (vii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or (viii) an investment advisor registered under the Investment Advisors Act of 1940, which, for each of (i) through (viii), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, "Excluded Securities");

            ___ a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

            ___ an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

            ___ an entity, all of the equity owners of which are entities described in this Paragraph A(I);

            ___ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than (i) 16 months preceding the date of transfer of the Transferor Interest to the Transferee in the case of Wilmington Trust Company, and
                  (ii) not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

            II. The Transferee is acquiring such Transferor Interest solely for its own account, for the account of one or more others, all of which are "Qualified Institutional Buyers" within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a "Qualified Institutional Buyer". The Transferee is aware that the seller of the Class ___ Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and the Transferee is not acquiring such Transferor Interest with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Transferor Interest under the Securities Act.

            B. If the Transferee is unable to complete one of paragraph A(I) above, the Transferee must furnish an opinion in form and substance satisfactory to the Trustee of counsel satisfactory to the Trustee to the effect that such purchase will not violate any applicable federal or state securities laws.

            C. The Transferee understands that the Class ___ Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a "qualified institutional buyer" or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act or that is otherwise exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

            D. Each Transferee, other than the Depositor or its affiliate, represents that it is not acquiring the Residual Certificate for, or with the assets of, an "employee benefit plan" or other retirement arrangement that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or any substantially similar law, or any entity deemed to hold the plan assets of the foregoing.

            E. Each Transferee, other than the Depositor or its affiliate, represents that it is a U.S. person (as defined in the Code) and acknowledges and agrees that no transfer, including any pledge, of Residual Certificates shall be effective, and the purported transferor shall continue to be regarded as the beneficial owner of the Residual Certificates, if, as a result of the transfer (or pledge), there would be more than 80 beneficial owners of Residual Certificates. For purposes of applying this restriction, if the registered Holder of Residual Certificates is a partnership (or an entity treated as a partnership for federal income tax purposes), a grantor trust, or an S corporation, the Residual Certificates shall be treated as being beneficially owned by the partners, beneficiaries, or shareholders. The Transferee hereby certifies that it has _____ such partners, beneficiaries and shareholders.

                                   Very truly yours,
                                      [NAME OF PURCHASER]

                                      By:_______________________________________
                                      Title:____________________________________
Dated:

THE FOREGOING IS ACKNOWLEDGED THIS ____ DAY OF __________, 20__.

[NAME OF SELLER]
By:
Title: